Exhibit 99.1

Royal Gold Reports a 26% Revenue Increase in its Third Fiscal Quarter

DENVER, COLORADO. APRIL 27, 2016: ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL) (together with its subsidiaries, “Royal Gold” or the “Company”) reports results for its third quarter of fiscal 2016 (“third quarter”), including total revenue of $93.5 million, up 26% from $74.1 million in the prior year quarter. The increase in revenue was driven by an increase in stream revenue from newly acquired streams at Pueblo Viejo, Wassa and Prestea, and Andacollo.

Third Quarter Highlights Compared with the Year-ago Quarter:

•	Revenue of $93.5 million, an increase of 26%
•	Volume of 79,025 Gold Equivalent Ounces (“GEOs”1), an increase of 30%
•	Record quarterly dividends paid of $15 million, or $0.23 per share
•	After previously announced impairment charges, net loss was ($1.04) per share and adjusted net income[2] was $0.29 per share, excluding the impairment
•	Adjusted EBITDA[3] of $69.3 million, an increase of 20%

“Our new streams at Andacollo, Pueblo Viejo, Wassa and Prestea are delivering significant growth and contributed to a 27% increase in operating cash flow over the December quarter,” commented Tony Jensen, President and CEO. “As expected, we are now receiving deliveries of silver in addition to gold from Pueblo Viejo, further enhancing our returns from this quality property. Looking forward, we anticipate production from Rainy River and Cortez Crossroads will provide additional growth and portfolio diversification in the near future.”

Third quarter revenue included $63.4 million from the stream segment and $30.1 million from the royalty segment, at an average gold price of $1,183 per ounce. Stream segment gold purchases totaled approximately 40,800 ounces of gold and sales were approximately 54,300 ounces of gold. The Company had approximately 12,200 ounces of gold and 210,000 ounces of silver in inventory at March 31, 2016, as previously announced, compared to 25,700 ounces of gold at December 31, 2015. Cost of sales was $17.9 million for the third quarter, compared to $10.5 million a year ago. The increase is primarily attributable to stream production at Pueblo Viejo, Wassa and Prestea, and Andacollo. Cost of sales is specific to our stream agreements and is the result of the Company’s purchase of gold and silver for a cash payment.

General and administrative expenses increased to $7.7 million for the third quarter, up from $5.5 million a year ago. The increase was primarily due to an increase in non-cash stock based compensation of approximately $1.5 million.

[1]	GEOs are calculated as revenue divided by the average quarterly price per ounce of gold. Net of stream payments, GEOs were 63,876 in the third quarter, compared with 52,190 net GEOs in the year-ago quarter, an increase of 22%.
[2]	Non-GAAP financial measure (see Schedule A).
3	Non-GAAP financial measure (see Schedule A).

Depreciation, depletion and amortization increased to $38.2 million for the third quarter, up from $24.8 million a year ago. The increase was primarily attributable to new production from the recently acquired streams at Pueblo Viejo, Andacollo, Wassa and Prestea.

Interest and other income increased to $3.1 million for the third quarter, up from $0.4 million a year ago, due to a change in fair value and gains on the sale of certain equity positions we held.

Interest and other expense increased to $8.8 million for the third quarter, up from $6.4 million a year ago, primarily due to the outstanding balance on our revolving credit facility. The Company had $300 million outstanding under the revolving credit facility at the end of the third quarter, and did not have any amounts outstanding under the revolving credit facility a year ago.

We recognized an income tax benefit totaling $8.3 million compared with income tax expense of $1.0 million in the year ago quarter.  This resulted in an effective tax rate of 10.6% in the current period, compared with 4.0% in the year ago quarter. The effective tax rate was impacted by the impairment charge in the quarter and appreciation of the Canadian dollar.

Royal Gold reported a net loss attributable to Royal Gold stockholders of ($67.7) million, or ($1.04) per share for the third quarter, as compared to net income attributable to Royal Gold stockholders of $25.0 million, or $0.38 per share, for the prior year quarter. The decrease in reported net income was primarily attributable to previously disclosed impairments of royalty and stream interests and royalty receivables collectively totaling $99.0 million, the effect of which was $1.33 per share, after taxes in the third quarter. Excluding the after-tax effect of the impairments of royalty and stream interests and royalty receivables, adjusted net income attributable to Royal Gold stockholders would have been $18.9 million, or $0.29 per share for the third quarter.

Adjusted EBITDA for the third quarter was $69.3 million ($1.06 per basic share), representing 74% of revenue, compared with Adjusted EBITDA of $57.7 million ($0.89 per basic share), or 78% of revenue, for the year-ago quarter.

On March 16, 2016, the Company entered into an amendment to revise its revolving credit agreement to extend the scheduled maturity date from January 29, 2019 to March 16, 2021. At March 31, 2016, working capital totaled $151.0 million. When combined with $350 million of available liquidity under our revolving credit facility, total liquidity at March 31, 2016 was approximately $500.0 million. Cash flow from operations was $66.1 million for the third quarter.

PROPERTY HIGHLIGHTS

A summary of calendar year production estimates versus actual production at certain producing properties can be found on Table 3. Highlights at certain of the Company’s principal producing and development properties during the third quarter, compared with the quarter ended March 31, 2015, are detailed in our Form 10-Q.

CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests. The Company owns interests on 193 properties on six continents, including interests on 38 producing mines and 24 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

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For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the third fiscal quarter results will be held Thursday, April 28, 2016 at 10:00 a.m. Mountain Daylight Time (noon Eastern Daylight Time) and will be available by calling (855) 209-8260 (U.S.), (855) 669-9657 (Canada) or (412) 542-4106 (international), conference title “Royal Gold.” The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section. A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about operators’ expectations about development, ramp-up, production and mine life; anticipated production and returns from our stream and royalty properties, including without limitation Rainy River and Cortez Crossroads and statements about the opportunities for portfolio and investment diversification and the Company’s ability to pursue such opportunities. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's royalty and stream properties; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's royalty and stream properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; completion of feasibility studies; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s royalty and stream properties; contests to the Company’s royalty and stream interests and title and other defects to the Company’s royalty and stream properties; errors or disputes in calculating royalty and stream payments, or payments not made in accordance with royalty and stream agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its royalty and stream properties or the operators of such properties; and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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TABLE 1

Third Quarter Fiscal 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

Three Months Ended March 31, 2016 and March 31, 2015

(In thousands, except reported production in oz. and lbs.)

Royalty/Stream	Metal(s)	Three Months Ended			Three Months Ended
		March 31, 2016			March 31, 2015
		Revenue	Reported			Reported
			Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$ 29,806	25,400	oz.	$ 29,718	24,200	oz.
Andacollo	Gold	$ 15,730	13,500	oz.	N/A	N/A
Pueblo Viejo	Gold	$ 13,608	11,800	oz.	N/A	N/A
Wassa/Prestea	Gold	$ 4,155	3,500	oz.	N/A	N/A
Other	Gold	$ 140	100	oz.	N/A	N/A
Royalty:
Peñasquito		$ 5,210			$ 7,253
	Gold		120,300	oz.		177,200	oz.
	Silver		4.8	Moz.		6.0	Moz.
	Lead		30.2	Mlbs.		39.5	Mlbs.
	Zinc		73.1	Mlbs.		82.6	Mlbs.
Voisey's Bay		$ 2,778			$ 1,919
	Nickel		17.2	Mlbs.		17.2	Mlbs.
	Copper		39.2	Mlbs.		N/A
Holt	Gold	$ 2,451	13,500	oz.	$ 3,208	16,700	oz.
Cortez	Gold	$ 1,853	18,400	oz.	$ 5,025	65,200	oz.
Andacollo[2]	Gold	$ -	-	oz.	$ 8,507	9,500	oz.
Other	Various	$ 17,756	N/A		$ 18,480	N/A
Total Revenue		$ 93,487			$ 74,110

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TABLE 1

Third Quarter Fiscal 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

Nine Months Ended March 31, 2016 and March 31, 2015

(In thousands, except reported production in oz. and lbs.)

Royalty/Stream	Metal(s)	Nine Months Ended			Nine Months Ended
		March 31, 2016			March 31, 2015
		Revenue	Reported			Reported
			Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$ 95,564	85,100	oz.	$ 66,693	53,900	oz.
Andacollo	Gold	$ 32,163	28,200	oz.	N/A	N/A
Pueblo Viejo	Gold	$ 23,008	20,600	oz.	N/A	N/A
Wassa/Prestea	Gold	$ 17,555	15,500	oz.	N/A	N/A
Other	Gold	$ 317	200	oz.	N/A	N/A
Royalty:
Peñasquito		$ 20,208			$ 19,936
	Gold		542,100	oz.		445,300	oz.
	Silver		18.8	Moz.		17.6	Moz.
	Lead		120.9	Mlbs.		110.2	Mlbs.
	Zinc		289.8	Mlbs.		252.0	Mlbs.
Voisey's Bay		$ 11,044			$ 13,645
	Nickel		78.6	Mlbs.		53.8	Mlbs.
	Copper		56.2	Mlbs.		44.0	Mlbs.
Holt	Gold	$ 7,520	44,800	oz.	$ 9,043	45,800	oz.
Cortez	Gold	$ 4,840	58,000	oz.	$ 14,761	185,100	oz.
Andacollo[2]	Gold	$ -	-	oz.	$ 28,599	31,000	oz.
Other	Various	$ 53,441	N/A		$ 51,762	N/A
Total Revenue		$ 265,660			$ 204,439

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TABLE 2

Historical Production

Property	Royalty/Stream	Operator		Reported Production For The Quarter Ended[1]
			Metal(s)	Mar. 31, 2016		Dec. 31, 2015		Sep. 30, 2015		Jun. 30, 2015		Mar. 31, 2015
Stream:
Mount Milligan	52.25% of payable gold	Thompson Creek	Gold	25,400	oz.	38,700	oz.	21,000	oz.	23,000	oz.	24,200	oz.
Andacollo	100% of gold produced	Teck	Gold	13,500	oz.	5,200	oz.	9,500	oz.	N/A		N/A
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	11,800	oz.	8,800	oz.	N/A		N/A		N/A
Wassa/Prestea	8.5% of gold produced up to 185,000 ounces; 5.0% therafter	Golden Star	Gold	3,500	oz.	8,800	oz.	3,200	oz.	N/A		N/A
Royalty
Peñasquito	2.0% NSR	Goldcorp
			Gold	120,300	oz.	195,400	oz.	226,500	oz.	296,900	oz.	177,200	oz.
			Silver	4.8	Moz.	6.8	Moz.	7.3	Moz.	7.0	Moz.	6.0	Moz.
			Lead	30.2	Mlbs.	41.7	Mlbs.	49.1	Mlbs.	48.2	Mlbs.	39.5	Mlbs.
			Zinc	73.1	Mlbs.	98.0	Mlbs.	118.7	Mlbs.	88.9	Mlbs.	82.6	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	18,400	oz.	17,000	oz.	22,600	oz.	43,900	oz.	65,200	oz.
Holt	0.00013 x quarterly average gold price	Kirkland Lake Gold	Gold	13,500	oz.	15,000	oz.	16,300	oz.	15,800	oz.	16,700	oz.
Voisey's Bay	2.7% NSR	Vale
			Nickel	17.2	Mlbs.	23.6	Mlbs.	37.8	Mlbs.	9.0	Mlbs.	17.2	Mlbs.
			Copper	39.2	Mlbs.	15.2	Mlbs.	1.7	Mlbs.	20.8	Mlbs.	N/A	Mlbs.
Andacollo[2]	75%	Teck	Gold	N/A		N/A		N/A		10,500	oz.	9,500	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our royalty and stream interests for the stated period, as reported to us by operators of the mines.
[2]	This royalty was terminated effective July 1, 2015.

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TABLE 3

Calendar 2016 Operators’ Production Estimate vs Actual Production

	Calendar 2016 Operator’s Production Estimate[1]			Calendar 2016 Operator's Production
				Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Royalty/Stream	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Andacollo[4]	57,600	-	-	13,600	-	-
Cortez GSR1	119,200	-	-	16,700	-	-
Cortez GSR2	1,300	-	-	1,700	-	-
Cortez GSR3	120,500	-	-	18,400	-	-
Cortez NVR1	68,900	-	-	13,300	-	-
Mount Milligan[5]	240,000-270,000	-	-	53,300	-	-
Penasquito[6,7]	520,000-580,000	22-24 million	-	N/A	N/A	-
Lead			145-155 million			N/A
Zinc			375-400 million			N/A
Pueblo Viejo[8]	600,000-650,000	Not provided		172,000	Not provided	-
Wassa/Prestea[9]	180,000-205,000			53,000

[1]	Production estimates received from our operators are for calendar 2016. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward looking statements preceding Table 1 above, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2015 10-K for information regarding factors that could affect actual results.
[2]	Actual production figures shown are for the period January 1, 2016 through March 31, 2016, unless otherwise noted.
[3]	Actual production figures for Andacollo and Cortez are based on information provided to us by the operators, and actual production figures for Holt, Mount Milligan, Peñasquito (gold), Pueblo Viejo and Wassa and Prestea are the operators’ publicly reported figures.
[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.
[5]	The estimated and actual production figures shown for Mount Milligan are payable gold in concentrate.
[6]	The Company’s royalty interest at Peñasquito includes gold, silver, lead and zinc. The estimated gold and silver production figures reflect payable gold and silver in concentrate and doré, while the estimated lead and zinc production figures reflect payable metal in concentrate.
[7]	The actual production for silver, lead and zinc were not publicly available at the date hereof.
[8]	The estimated and actual production figures shown are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.
[9]	The estimated production figure shown is payable gold in doré.

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TABLE 4

Stream Summary

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		As of March 31, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory
Mount Milligan	17,400	25,400	26,200	24,200	16
Wassa/Prestea	4,400	3,500	N/A	N/A	1,536
Pueblo Viejo	10,600	11,800	N/A	N/A	10,633
Andacollo	8,300	13,500	N/A	N/A	22
Phoenix Gold	100	100	N/A	N/A	-
Total	40,800	54,300	26,200	24,200	12,207

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		As of March 31, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory
Pueblo Viejo	209,800	-	N/A	N/A	209,800

	Nine Months Ended March 31, 2016		Nine Months Ended March 31, 2015		As of March 31, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory
Mount Milligan	79,800	85,100	52,900	53,900	16
Andacollo	28,200	28,200	N/A	N/A	1,536
Wassa/Prestea	17,100	15,500	N/A	N/A	10,633
Pueblo Viejo	31,200	20,600	N/A	N/A	22
Phoenix Gold	300	200	N/A	N/A	-
Total	156,600	149,600	52,900	53,900	12,207

	Nine Months Ended March 31, 2016		Nine Months Ended March 31, 2015		As of March 31, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory
Pueblo Viejo	209,800	-	N/A	N/A	209,800

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ROYAL GOLD, INC.

Consolidated Balance Sheets

(In thousands except share data)

	March 31, 2016	June 30, 2015
ASSETS
Cash and equivalents	$122,863	$742,849
Royalty receivables	20,233	37,681
Income tax receivable	21,578	6,422
Stream inventory	5,402	2,287
Available-for-sale securities	3,861	6,273
Prepaid expenses and other	1,243	1,511
Total current assets	175,180	797,023
Royalty and stream interests, net	2,863,440	2,083,608
Other assets	60,622	44,801
Total assets	$3,099,242	$2,925,432

LIABILITIES
Accounts payable	3,413	4,911
Dividends payable	15,011	14,341
Other current liabilities	5,778	5,721
Total current liabilities	24,202	24,973
Debt	630,252	322,110
Deferred tax liabilities	139,861	146,603
Uncertain tax positions	17,080	15,130
Other long-term liabilities	6,489	689
Total liabilities	817,884	509,505
Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; and 65,089,008 and 65,033,547 shares outstanding, respectively	651	650
Additional paid-in capital	2,178,011	2,170,643
Accumulated other comprehensive income (loss)	553	(3,292)
Accumulated earnings	43,153	185,121
Total Royal Gold stockholders’ equity	2,222,368	2,353,122
Non-controlling interests	58,990	62,805
Total equity	2,281,358	2,415,927
Total liabilities and equity	$3,099,242	$2,925,432

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ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands except for per share data)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Revenue	$93,487	$74,110	$265,660	$204,439

Costs and expenses
Cost of sales	17,921	10,542	51,960	23,452
General and administrative	7,679	5,545	23,416	18,201
Production taxes	958	935	3,546	4,356
Exploration costs	1,851	155	6,135	155
Depreciation, depletion and amortization	38,163	24,783	105,717	67,273
Impairments of royalty and stream interests and royalty receivables	98,973	-	98,588	31,335
Total costs and expenses	165,545	41,960	289,362	144,772

Operating (loss) income	(72,058)	32,150	(23,702)	59,667

Interest and other income	3,060	435	2,804	714
Interest and other expense	(8,762)	(6,433)	(23,968)	(19,502)
Income (loss) before income taxes	(77,760)	26,152	(44,866)	40,879

Income tax benefit (expense)	8,262	(1,041)	(55,655)	(3,172)
Net (loss) income	(69,498)	25,111	(100,521)	37,707
Net loss (income) attributable to non-controlling interests	1,842	(97)	2,932	(559)
Net (loss) income attributable to Royal Gold common stockholders	$(67,656)	$25,014	(97,589)	$37,148

Net (loss) income	$(69,498)	$25,111	$(100,521)	$37,707
Adjustments to comprehensive income (loss) , net of tax
Unrealized change in market value of available-for-sale securities	2,383	(2,168)	4,521	(3,988)
Reclassification adjustment for gains included in net income	(675)	-	(675)	-
Comprehensive (loss) income	(67,790)	22,943	(96,675)	33,719
Comprehensive loss (income) attributable to non-controlling interests	1,842	(97)	2,932	(559)
Comprehensive (loss) income attributable to Royal Gold stockholders	$(65,948)	$22,846	$(93,743)	$33,160

Net (loss) income per share available to Royal Gold common stockholders:
Basic (loss) earnings per share	$(1.04)	$0.38	$(1.50)	$0.57
Basic weighted average shares outstanding	65,085,225	65,033,547	65,069,056	64,999,331
Diluted (loss) earnings per share	$(1.04)	$0.38	$(1.50)	$0.57
Diluted weighted average shares outstanding	65,085,225	65,129,362	65,069,056	65,122,313
Cash dividends declared per common share	$0.23	$0.22	$0.68	$0.65

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ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net (loss) income	$(69,498)	$25,111	$(100,521)	$37,707
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	38,163	24,783	105,717	67,273
Non-cash employee stock compensation expense	2,340	836	7,789	3,660
Impairments of royalty and stream interests and royalty receivables	98,973	-	98,588	31,335
Amortization of debt discount	2,759	2,611	8,142	7,624
Gain on sale of available-for-sale securities	(675)	-	(675)	-
Deferred tax benefit	(5,479)	(17,096)	(17,246)	(34,199)
Tax expense (benefit) of stock-based compensation exercises	-	-	247	(74)
Other	-	-	(390)	-
Changes in assets and liabilities:
Royalty receivables	(176)	(2,172)	14,976	4,172
Income taxes receivable	(6,526)	26,969	(2,996)	25,191
Stream inventory	2,887	(874)	(3,115)	434
Prepaid expenses and other assets	(1,470)	2,001	1,630	4,037
Accounts payable	559	(560)	(1,533)	(1,742)
Uncertain tax positions	1,144	709	1,950	1,736
Other liabilities	3,050	3,602	8,084	1,040
Net cash provided by operating activities	$66,051	$65,920	$120,647	$148,194

Cash flows from investing activities:
Acquisition of royalty and stream interests	(1,272)	(21,607)	(1,326,256)	(60,341)
Proceeds from sale of available-for-sale securities	6,933	-	6,933	-
Andacollo royalty termination	-	-	345,000	-
Golden Star term loan	-	-	(20,000)	-
Tulsequah stream termination	-	10,000	-	10,000
Other	(31)	446	(302)	(71)
Net cash provided by (used in) investing activities	$5,630	$(11,161)	$(994,625)	$(50,412)

Cash flows from financing activities:
Repayment of revolving credit facility	(50,000)	-	(50,000)	-
Debt issuance costs	(1,041)	-	(1,049)	-
Net (payments) proceeds from issuance of common stock	(174)	-	(174)	775
Common stock dividends	(15,010)	(14,343)	(43,709)	(41,712)
Distribution to non-controlling interests	(193)	(316)	(829)	(1,227)
Borrowings from revolving credit facility	-	-	350,000	-
Tax (benefit) expense of stock-based compensation exercises	-	-	(247)	74
Net cash (used in) provided by financing activities	$(66,418)	$(14,659)	$253,992	$(42,090)
Net increase (decrease) in cash and equivalents	5,263	40,100	(619,986)	55,692
Cash and equivalents at beginning of period	117,600	675,128	742,849	659,536
Cash and equivalents at end of period	$122,863	$715,228	$122,863	$715,228

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SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (GAAP). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and noncore items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA is defined by the Company as net (loss) income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. On the next page is a reconciliation of net income to Adjusted EBITDA.

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SCHEDULE A

Adjusted EBITDA Reconciliation

	For The Three Months Ended		For The Nine Months Ended
	March 31,		March 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)

	2016	2015	2016	2015

Net (loss) income	$(69,498)	$25,111	$(100,521)	$37,707
Depreciation, depletion and amortization	38,163	24,783	105,717	67,273
Non-cash employee stock compensation	2,340	836	7,789	3,660
Impairments of royalty and stream interests and royalty receivables	98,973	-	98,588	31,335
Interest and other, net	5,702	5,998	21,164	18,789
Income tax (benefit) expense	(8,262)	1,041	55,655	3,172
Non-controlling interests in operating loss (income) of consolidated subsidiaries	1,842	(97)	2,932	(559)
Adjusted EBITDA	$69,260	$57,672	$191,324	$161,377

Adjusted Net Income

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

Adjusted Net Income Reconciliation

	For The Three Months Ended		For The Nine Months Ended
	March 31,		March 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)

	2016	2015	2016	2015

Net (loss) income attributable to Royal Gold common stockholders	$(67,656)	$25,014	$(97,589)	$37,148

Impairments of royalty and stream interests and royalty receivables, net of tax	86,514	-	86,130	24,185
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	56,000	-
Adjusted net income attributable to Royal Gold common stockholders	$18,858	$25,014	$44,541	$61,333

Adjusted earnings per share	$0.29	$0.38	$0.68	$0.94

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